Exhibit 10.12
ABITIBIBOWATER INC. 2008 EQUITY INCENTIVE PLAN
NONQUALIFIED STOCK OPTION AGREEMENT
     THIS OPTION AGREEMENT (the “Agreement”), dated as of [Insert Date] (the “Date of Grant”), is made by and between AbitibiBowater Inc., a Delaware corporation (the “Company”), and                      (“Participant”).
     WHEREAS, the Company has adopted the AbitibiBowater Inc. 2008 Equity Incentive Plan (the “Plan”), pursuant to which options may be granted to purchase shares of the Company’s common stock, par value $1.00 per share (“Stock”); and
     WHEREAS, the Human Resources and Compensation Committee of the Company (the “Committee”) has determined that it is in the best interests of the Company and its stockholders to grant the stock option award provided for herein to Participant subject to the terms set forth herein.
     NOW, THEREFORE, for and in consideration of the premises and the covenants of the parties contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto, for themselves, their successors and assigns, hereby agree as follows:
     1. Grant of Option.
          (a) Grant. The Company hereby grants to Participant an option (the “Option”) to purchase [                    ] shares of Stock (such shares of Stock, the “Option Shares”), on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan. The Option is not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
          (b) Incorporation by Reference, Etc. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any interpretations, amendments, rules and regulations promulgated by the Committee from time to time pursuant to the Plan. Any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan. The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations under them, and its decision shall be binding and conclusive upon Participant and his legal representative in respect of any questions arising under the Plan or this Agreement.
          (c) Approval of the Plan. The Option granted under this Agreement is subject to the Plan being approved by the shareholders of the Company, as set forth in the Plan. If the shareholders do not approve the Plan, then the Option granted under this Agreement shall become automatically void and of no further force or effect.
          (d) Acceptance of Agreement. Unless you notify your local human resources in writing within 14 days after the Date of Grant that you do not wish to accept this

Agreement, you will be deemed to have accepted this Agreement and will be bound by the terms of the Agreement and the Plan.
     2. Terms and Conditions.
          (a) Exercise Price. The Exercise Price, being the price at which Participant shall be entitled to purchase the Option Shares upon the exercise of all or any portion of the Option, shall be $      per Option Share.
          (b) Exercisability of the Option. Except as may otherwise be provided herein, the Option shall become vested and exercisable in four equal installments on each of the first four anniversaries of the Date of Grant, subject to the Participant’s continued employment or service through the applicable vesting date.
     3. Termination of Employment or Service with the Company.
          (a) Retirement. If the Participant’s employment or service with the Company terminates as a result of (i) “Retirement” or (ii) involuntarily termination by the Company when the Participant would otherwise be eligible for Retirement as of the date of such termination (or following the expiration of any applicable severance period), then any portion of the outstanding Option shall continue to vest on its regular schedule for up to four years after such termination and any vested portion of the Option will remain exercisable during the five-year period immediately following such termination; provided that if the Participant dies after such termination during such five-year period, then any portion of the outstanding and vested Option shall remain exercisable for two years following the death of the Participant. The term “Retirement” shall mean termination of employment at a time when the Participant qualifies for the payment of benefits immediately due to the Participant’s status as a “retired” employee under any qualified or registered defined benefit pension plan maintained by the Company (or would so qualify if the Participant was a participant in such plan).
          (b) Termination by the Company without Cause. If the Participant’s employment or service with the Company is involuntarily terminated without Cause, other than on account of Disability, Retirement, or eligibility for Retirement on the date of termination, then any portion of the Option which was vested in accordance with its terms on such date shall remain exercisable for five years after such termination of employment or service; provided that if the Participant dies during such five-year period, then any portion of the outstanding and vested Option shall remain exercisable for two years following the death of the Participant.
          (c) Death. If the Participant’s employment or service with the Company terminates due to the Participant’s death, then any portion of the Option which was vested of the date of death shall remain exercisable for two years after such death.
          (d) Disability. For the avoidance of doubt, the Option shall continue vesting during any applicable short-term disability period prior to termination of employment. If the Participant’s employment or service with the Company terminates due to the Participant’s Disability, the Option shall continue to vest following such termination until the expiration of the two-year period commencing on the start of the corresponding short-term disability period, and any portion of the outstanding and vested Option shall remain exercisable during such two-year period.
          (e) Termination by the Company for Cause. If the Participant’s employment or service with the Company terminates for Cause, then the entire Option (including any portion which was previously vested) shall immediately terminate.
          (f) Other Termination. If the Participant’s employment or service with the Company terminates other than as otherwise described in the foregoing provisions of this Section 3, then any vested Option as of the date of such termination shall remain exercisable for 90 days following such termination of employment or service; provided that if the Participant dies during such 90-day period, then any portion of the outstanding and vested Option as of the date of death shall remain exercisable for one year following the death of the Participant.
Notwithstanding anything contained to the contrary in this Section 3, in no event shall all or any portion of the Option be exercisable after the ten-year anniversary of the Date of Grant.
     4. Method of Exercise. Subject to applicable law, the Exercise Price shall be payable in cash, check, cash equivalent or by tendering, by either actual delivery of shares or by attestation, shares of Stock acceptable to the Committee, and valued at Fair Market Value as of the day of exercise, or in any combination thereof, as determined by the Committee; provided that, except as otherwise provided by the Committee, payments made with shares of Stock shall be limited to shares held by the Participant for not less than six months prior to the payment date. Subject to applicable law, the Committee may permit a Participant to elect to pay the Exercise Price upon (i) the exercise of an Option by irrevocably authorizing a third party to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Option and remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise, (ii) upon a “net exercise” procedure approved by the Committee or (iii) such other method which is approved by the Committee. Notwithstanding the foregoing, if on the last day of the Option Period, the Fair Market Value exceeds the Exercise Price, the Participant has not exercised the Option, and the Option has not expired, such Option shall be deemed to have been exercised by the Participant on such last day by means of a net exercise and the Company shall deliver to the Participant the number of shares of Stock for which the Option was deemed exercised less such number of shares of Stock required to be withheld to cover the payment of the Exercise Price and all applicable required withholding taxes.
     5. Compliance with Legal Requirements. The granting and exercising of the Option, and any other obligations of the Company under this Agreement, shall be subject to all applicable federal, state, local and foreign laws, rules and regulations and to such approvals by any regulatory or governmental agency as may be required. The Committee, in its sole discretion, may postpone the issuance or delivery of Option Shares as the Committee may consider appropriate and may require the Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Option Shares in compliance with applicable laws, rules and regulations.

          (a) Transferability. Unless otherwise provided by the Committee in writing, the Option shall not be transferable by Participant other than by will or the laws of descent and distribution.
          (b) Rights as Stockholder. The Participant shall not be deemed for any purpose to be the owner of any shares of Stock subject to this Option unless, until and to the extent that (i) this Option shall have been exercised pursuant to its terms, (ii) the Company shall have issued and delivered to the Participant the Option Shares and (iii) the Participant’s name shall have been entered as a stockholder of record with respect to such Option Shares on the books of the Company.
          (c) Tax Withholding. All distributions under the Plan are subject to withholding of all applicable federal, state, local and foreign taxes, and the Committee may condition the delivery of any shares or other benefits under the Plan on satisfaction of the applicable withholding obligations. If permitted by the Committee (in its sole discretion), such withholding obligations may be satisfied (i) through cash payment by the Participant; (ii) through the surrender of shares of Stock which the Participant already owns (provided, however, that to the extent shares described in this clause (ii) are used to satisfy more than the minimum statutory withholding obligation, as described below, then, except as otherwise provided by the Committee, payments made with shares of Stock in accordance with this clause (ii) shall be limited to shares held by the Participant for not less than six months prior to the payment date); (iii) through the surrender of shares of Stock to which the Participant is otherwise entitled under the Plan, provided, however, that such shares under this clause (iii) may be used to satisfy not more than the Company’s minimum statutory withholding obligation (based on minimum statutory withholding rates for Federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income) or (iv) by such other method as specified by the Committee.
     6. Miscellaneous.
          (a) Waiver. Any right of the Company contained in this Agreement may be waived in writing by the Committee. No waiver of any right hereunder by any party shall operate as a waiver of any other right, or as a waiver of the same right with respect to any subsequent occasion for its exercise, or as a waiver of any right to damages. No waiver by any party of any breach of this Agreement shall be held to constitute a waiver of any other breach or a waiver of the continuation of the same breach.
          (b) Notices. Any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailing but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Company’s records, or if to the Company, at the Company’s principal executive office.
          (c) Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this

Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.
          (d) No Rights to Employment. Nothing contained in this Agreement shall be construed as giving Participant any right to be retained, in any position, as an employee, consultant or director of the Company or its Affiliates or shall interfere with or restrict in any way the right of the Company or its Affiliates, which are hereby expressly reserved, to remove, terminate or discharge Participant at any time for any reason whatsoever.
          (e) Fractional Shares. In lieu of issuing a fraction of a share of the Stock resulting from any exercise of the Option, resulting from an adjustment of the Option pursuant to Section 8.3 of the Plan or otherwise, the Company will be entitled to pay to the Participant an amount equal to the fair market value of such fractional share.
          (f) Beneficiary. The Participant may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the Participant’s estate shall be deemed to be Participant’s beneficiary.
          (g) Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns, and of the Participant and the beneficiaries, executors, administrators, heirs and successors of the Participant.
          (h) Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and supersede all prior communications, representations and negotiations in respect thereto. No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto, except for any changes permitted without consent under Section 9 of the Plan.
          (i) Governing Law.  This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to principles of conflicts of law thereof, or principals of conflicts of laws of any other jurisdiction which could cause the application of the laws of any jurisdiction other than the State of Delaware.
          (j) Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

     IN WITNESS WHEREOF, the Company has executed this Agreement as of the day first written above.

ABITIBIBOWATER, INC.
By:
Name:
Title:

[Signature Page to Nonqualified Stock Option Agreement]